UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2009

YASHENG ECO-TRADE CORPORATION.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 461-3559

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On August 26, 2009, Yasheng Eco-Trade Corporation (the “Company”) entered into a Stock Exchange Agreement (the “Exchange Agreement”) with Yasheng Group (BVI), a British Virgin Island corporation (“Yasheng-BVI”), pursuant to which Yasheng-BVI agreed to sell the Company 75,000,000 shares (the “Group Shares”) of common stock of Yasheng Group, a California corporation (“Group”) in consideration of 396,668,000 shares (the “Company Shares”) of common stock of the Company (the “Exchange”).  The parties agreed to close the Exchange as soon as possible, but a closing date has not been set.

As the Company does not presently have the authorized amount of shares of common stock to provide for the issuance of the Company Shares, the parties agreed that the Company will issue the amount of shares of common stock presently available at the closing and will issue the balance of such Company Shares upon increasing the authorized shares of common stock.  The Company has agreed that the Company Shares held by Yasheng-BVI are non-dilutive  in that Yasheng-BVI shall never own less than 55% of the issued and outstanding shares of the Company.  Yasheng-BVI may appoint a number of directors to the Board of Directors to provide voting control of the Board of Directors to Yasheng -BVI.  The Company has also agreed that the 38,461,538 shares held by Capital Properties will be held for the benefit of Yasheng-BVI, which Capitol Properties has agreed to.  Further, both parties have agreed to restructure the Exchange Agreement for tax or other purposes as needed and the Company has agreed to enter into the required financing arrangements that are acceptable to Yasheng-BVI prior to Closing.

In the event that any of the conditions to the Exchange Agreement are not satisfied or waived, the Exchange Agreement may not be consummated.  Neither the Company nor Yasheng-BVI can provide any assurances that the Exchange Agreement will ultimately be consummated.

Under the Exchange Agreement, the Exchange Agreement may be terminated by written consent of both parties, by either party if the other party has breached the Exchange Agreement or if the closing conditions are not satisfied or by either party if the exchange is not closed by September 30, 2009.

In light of the size and materiality of the deal and the closing conditions, the Board of Directors of the  Company has elected to hold a meeting of its shareholders to consider the above transaction, any other related transaction as well as the restructuring of the Company that may be needed, such as increasing the Company’s authorized shares.  The Company intends to submit a proxy statement to its shareholders as soon as possible.

Item 9.01   Exhibits

Exhibit No.	Description of Exhibit

10.1	Stock Exchange Agreement between Yasheng Eco-Trade Corporation and Yasheng Group (BVI) dated August 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YASHENG ECO-TRADE CORPORATION

By:	/s/ Yossi Attia
Name: Yossi Attia
Title: Chief Executive Officer

Date:	September 1, 2009
Beverly Hills, California